UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2008

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California		94107
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On October 6, 2008, FiberTower Corporation issued a press release announcing that all of its Area-Wide licenses in the 38.6 to 40.0 GHz spectrum bands received either renewals for another ten years or construction extensions until June 1, 2012 from the Federal Communications Commission.  A copy of that press release is furnished with this report as Exhibit 99.1, and is incorporated by reference in this Item 7.01, but is not incorporated by reference in Item 8.01 below.

Item 8.01               Other Events.

All of FiberTower’s 566 Area-Wide licenses in the 38.6 to 40.0 GHz spectrum bands received either renewals for another ten years or construction extensions until June 1, 2012 from the Federal Communications Commission, or FCC.  All of FiberTower’s Rectangular Service Area, or RSA, licenses located in its top 50 markets were deemed to meet with the FCC’s construction standard and, consequently, were renewed for ten years along with some licenses in smaller markets that were protected due to spectrum lease or other construction activity. Additionally, all of FiberTower’s remaining RSA licenses, totaling 183, and all of FiberTower’s Economic Area licenses received an extension until June 1, 2012 to demonstrate “substantial service” as defined by the FCC.  The licenses renewed or extended represent over 1.15 billion spectrum Points of Presence, or PoPs, in total.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated October 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: October 6, 2008	By:	/s/ Thomas A. Scott
	Name:	Thomas A. Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 6, 2008.